As Filed with the Securities and Exchange Commission on March 16, 2001
                                               Registration No. ________________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               IKON VENTURES, INC.
             (Exact name of registrant as specified in its charter)

                        Suite 305, Collier House Street,
                              163/169 Brompton Road
                                 London SW3 1PY

     NEVADA                          ENGLAND                     76-0270295
 (State or other           (Address, including zip code,      (I.R.S. Employer
jurisdiciation of            of registrant's principal       Identification No.)
incorporation or                 executive offices)
 organization)
                      2001 Employee Stock Compensation Plan
                            (Full Title of the Plan)

                                    Ian Rice
                                    President
                               Ikon Ventures, Inc.
                            Suite 305, Collier House
                              163/169 Brompton Road
                                 London SW3 1PY
                                     England
                               011-44-171-591-4435
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================================
                                         Proposed Maximum    Proposed Maximum
Title of Securities to    Amount to be  Offering Price Per  Aggregate Offering      Amount of
    be Registered         Registered         Share(1)            Price(2)       Registration Fee
------------------------ ------------   ------------------  ------------------  ----------------

Common Stock, $.001 par
    value per share       5,000,000 Shares (3)                $2,031,250          $507.81

-----------------------------------------------------------------------------------------------

(1)    Omitted pursuant to Rule 457(o) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) based on the average of the bid and ask prices for the Common Stock on March 12, 2001 as reported on the over the counter market OTCBB.
(3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by Ikon Ventures, Inc. (the "Registrant") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference (File No. 000-29331):

         (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000; and

         (b)      Description  of   Registrant's   common  stock   contained  in
                  Registrant's Form 10-SB filed with the Commission on February 3, 2000.

         All documents  subsequently  filed by  Registrant  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Nevada General Corporation Law ("NGCL") permits corporations to indemnify any director, officer, employee or agent of a corporation from and against any and all expenses and other liabilities incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal administrative or investigative, except an action by or in the right of the corporation, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         In addition, under the NGCL, a corporation may indemnify any director, officer, emplo7yee or agent of a corporation from and against any and all expenses and other liabilities incurred in connection with any threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner which such person reasonably believed to be or not opposed to the best interests of the corporation. However, the NGCL provides that indemnification may not be made with respect to any matter as to which a person has been determined to be liable to the corporation by a court of competent jurisdiction in a final adjudication, unless and only to the extent that the court in which the action was brought or another court of competent jurisdiction determines that the person is entitled to indemnity.

         The NGCL further provides that a corporation must indemnify any director, officer, employee or agent of a corporation from and against any and all expenses incurred by such person in the defense of any action, suit or proceeding, provided that such person has been successful in the defense of such suit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. Furthermore, a successful indemnification of any officer or director could deplete the assets of the Company.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

                           (1) To file,  during any period in which it offers or
                  sells   securities,   a   post-effective   amendment  to  this
                  registration statement to:

                               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

                               (iii) Include any additional or changed  material
                  information on the plan of distribution;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by Registrant under the Exchange Act in the registration statement.

                           (2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                           (3) File a post-effective registration statement to remove from registration any of the securities being registered which remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 16, 2001.

                                       IKON VENTURES, INC.

                                       By:      /s/ Ian Rice
                                          --------------------------------------
                                           Ian Rice
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Ian Rice his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on March 16, 2001.



        /s/ Ian Rice              Director                        March 16, 2001
   ---------------------------
   Ian Rice



        /s/ Stephen Gross         Director                        March 16, 2001
   ---------------------------
   Stephen Gross



        /s/ Kurt Schlapfer        Director, Chief Financial       March 16, 2001
   ---------------------------    and Accounting Officer
   Kurt Schlapfer

                               IKON VENTURES, INC.

                                  EXHIBIT INDEX

     Exhibit
     Number       Description
   ------------   --------------------------------------------------------------
      5.1         Opinion of Counsel.

     10.5 2001 Employee Stock Compensation Plan (incorporated by reference to Registrant's Definitive Proxy Statement Filed with the Securities and Exchange Commission on February 1,
                  2001)

     23.1         Consent of HLB Kidsons

     23.2         Consent of Counsel (included in Exhibit 5.1).

     24.1         Power of Attorney (contained on signature page).